UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2007

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-19118	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 N. Loop 1604 East, Suite 100

San Antonio, Texas 78232

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On December 11, 2007, Abraxas Operating, LLC, a wholly-owned subsidiary of Abraxas Energy Partners, L.P., an indirect subsidiary of Abraxas Petroleum Corporation, which we refer to as the Partnership, entered into a purchase and sale agreement (the “Purchase Agreement”), to acquire certain oil and gas properties located in various states from St. Mary Land & Exploration Company and certain other sellers, for a total purchase price of $140 million. This transaction, which we refer to as the Acquisition, is expected to close in the first quarter of 2008 and is subject to customary closing conditions and purchase price adjustments.

The Partnership borrowed $10 million under its existing credit facility with Société Générale, in its capacity as administrative agent and issuing agent, and other lenders parties thereto (the “Partnership Credit Facility”), to pay a deposit to the sellers under the Purchase Agreement.

In connection with the Acquisition, the Partnership has entered into options to purchase NYMEX-based fixed price swaps on a significant portion of its estimated production from the proved developed producing reserves to be acquired, for the period from February 2008 through December 2011. At closing, the Partnership will borrow approximately $3.6 million under the Partnership Credit Facility to pay for these options.

The Partnership currently intends to finance the Acquisition with borrowings under an amended credit facility together with borrowings under a new bridge facility. The Partnership is currently in discussions with Société Générale to arrange such financing. As of the date of this filing, the Partnership’s general partner has not approved the foregoing financing arrangements.

A copy of the press release announcing the Acquisition and certain of the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The description of the Purchase Agreement described under this Item 1.01 is qualified in its entirety by a copy of the Purchase Agreement filed as Exhibit 10.1 to this Form 8-K, which is incorporated in this Item 1.01 by reference.

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Amendment No. 1 to Registration Rights Agreement

On December 5, 2007, the Partnership and a group of institutional investors listed on the signature pages thereto, whom we refer to as the Purchasers, entered into Amendment No. 1 to Registration Rights Agreement (the “RRA Amendment”). The RRA Amendment amends the Registration Rights Agreement dated May 25, 2007 among the Partnership and the Purchasers, pursuant to which the Partnership agreed to provide certain registration and other rights to the Purchasers. The RRA Amendment modifies the date on or before which the Partnership is required to cause registration statements with respect to the Partnership’s initial public offering and with respect to the public resale of Partnership units by the Purchasers, to become effective under the Securities Act of 1933, as amended, from February 14, 2008 to September 30, 2008.

The description of the RRA Amendment described under this Item 1.01 is qualified in its entirety by a copy of the RRA Amendment filed as Exhibit 10.2 to this Form 8-K, which is incorporated in this Item 1.01 by reference.

Item 7.01	Regulation FD Disclosure.

The information set forth above under Item 1.01 is incorporated herein by reference. We have also announced that, as a result of the Acquisition, the Partnership will delay its initial public offering. A copy of the press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.
Exhibit 10.1	Purchase and Sale Agreement dated December 11, 2007, between St. Mary Land & Exploration Company, the other sellers named therein and Abraxas Operating, LLC.
Exhibit 10.2	Amendment No. 1 to Registration Rights Agreement dated December 5, 2007, by and among Abraxas Energy Partners, L.P. and the Purchasers.
Exhibit 99.1	Press Release dated December 11, 2007.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ Chris E. Williford

Chris E. Williford

Executive Vice President, Chief Financial

Officer and Treasurer

Dated: December 11, 2007

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